[ARTHUR ANDERSEN LLP LOGO]

                                        Exhibit 23

        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 23, 2000 on the Riggs Bank N.A. 401 (k) Plan included in this form 11-K into the Riggs National Corporation's previously filed Form S-8 Registration Statement No. 33-52451.



/S/ ARTHUR ANDERSEN LLP
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Vienna, Virginia
June 23, 2000